Exhibit 10.1

[SKY BANK LOGO]

June 27, 2006

Paul D. Colasono
Chief Financial Officer
Franklin Credit Management Corporation
101 Hudson St.
25th Floor
Jersey City, NJ 07302

Dear Paul,

As a follow up to our recent conversations and your meetings with Marty Adams, let this correspondence serve as acknowledgement that the following changes shall be effective Monday, June 26, 2006 .

1.	New Frankin term debt fundings for acquisitions shall have an origination fee of 50 bps versus the 75 bps currently in place.

2.	New term debt funding (Franklin or Tribeca) shall no longer contain a success fee component.

Please note that all other terms and conditions of prior binding documents remain unchanged.

Please call to discuss any questions or comments.

Best regards,

/s/ Jerry S. Sutherin
Jerry S. Sutherin
Senior Vice President
Specialty Lending Group

110 East Main Street
Specialty Lending
Salineville, Ohio 43945
Phone: (330) 579-2324
Phone: (330) 579-0028